EXHIBIT 23

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-41735, 333-160650, and 333-193785) pertaining to the CSX Corporation 401(k) Plan of our report dated June 21, 2017, with respect to the financial statements and schedule of the CSX Corporation 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2016.

/s/ Ernst & Young LLP
Certified Public Accountants
Jacksonville, Florida
June 21, 2017

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